Exhibit 99.1
NanoString Technologies Releases Operating Results for Third Quarter of 2022
Generated Orders for ~60 Spatial Biology Instruments, Representing ~70% Growth Year-over-Year,
Including Orders for ~40 CosMx Spatial Molecular Imagers
SEATTLE - November 7, 2022 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the third quarter ended September 30, 2022.
Third Quarter Financial Highlights
•Product and service revenue of $29.5 million
•GeoMx® Digital Spatial Profiler (DSP) revenue of $9.3 million. GeoMx DSP revenue includes:
◦Instrument revenue of $4.7 million
◦Consumables revenue of $4.6 million, annualized pull-through of approximately $58,000 per installed system
•nCounter® revenue, inclusive of all service revenue, of $20.2 million. nCounter revenue includes:
◦Instrument revenue of $3.3 million
◦Consumables revenue of $12.0 million, annualized pull-through of approximately $44,000 per installed system
◦Service revenue of $4.9 million
•Cash, cash equivalents and short-term investments balance of $230.5 million

“During the third quarter we delivered on our top priority, which is growing our spatial biology customer base. We generated orders for approximately 60 spatial instruments, representing growth of about 70% over the prior year," said Brad Gray, president & CEO of NanoString. “We currently have orders for more than 100 CosMx systems which we expect to begin generating revenue as we ship our first CosMx systems in the coming weeks.”
“The third quarter and year-to-date 2022 have presented challenges as our business mix has continued to evolve, and we have taken steps to streamline our cost structure while maintaining our investments in spatial biology. With our strong balance sheet and 2023 revenue backlog, we expect improved profitability in the future and to reach cash break-even with our current financial resources,” stated NanoString’s CFO Tom Bailey.
Operational Highlights
Spatial Biology
•Spatial Biology System Orders: Secured customer orders for approximately 60 spatial biology systems, including approximately 20 GeoMx DSP systems and approximately 40 CosMx™ Spatial Molecular Imager (SMI) systems, bringing total CosMx orders to date to more than 100 systems
•CosMx Publication in Nature Biotechnology: Published a paper describing the technical details and performance of the CosMx SMI, including the spatial imaging of 1,000 RNAs and 100 proteins in mapped at single-cell and subcellular resolution generated from non-small cell and breast cancer tissue
•GeoMx Studies Featured on Covers of Two Major Scientific Journals: Peer-reviewed papers using the GeoMx Human Whole Transcriptome Atlas (WTA) and the GeoMx Cancer Transcriptome Atlas, respectively, featured on the covers of the August issue of Nature Genetics and the September 18 issue of Clinical Cancer Research
•Visiopharm Collaboration: Announced a collaboration with Visiopharm for co-development of integrated workflows for GeoMx and the AtoMx Spatial Informatics Platform that leverage AI-driven image analysis capabilities of Visiopharm
•GeoMx Installed Base: Grew installed base to approximately 330 GeoMx DSP systems as of September 30, 2022, representing 47% growth over the prior year
•GeoMx Publications: Continued growth of peer-reviewed publications utilizing GeoMx DSP technology, with approximately 30 new publications in the third quarter, bringing the cumulative total to approximately 160 peer-reviewed publications as of September 30, 2022
nCounter
•nCounter Installed Base: Grew installed base to approximately 1,105 nCounter Analysis Systems as of September 30, 2022, representing 7% growth over the prior year
•Publications: Surpassed 6,100 cumulative peer-reviewed publications utilizing nCounter technology as of September 30, 2022
Corporate
•Portfolio Prioritization and Streamlined Cost Structure: Adjusting cost and organization structure to support objective of reaching cash flow breakeven utilizing existing balance sheet resources by maintaining key investments in spatial biology while realigning manufacturing capacity and reducing certain non-critical commercial and R&D initiatives
2022 Outlook
The company updated its 2022 outlook, with results expected as follows:
•Orders for over 200 spatial biology systems, consistent with previous guidance
•Cumulative orders for approximately 140 CosMx systems expected by the end of 2022, representing a total revenue value of more than $30 million
•Total product and service revenue of $125 to $127 million, as compared to previous guidance of $140 to $150 million, reflecting an order mix that is weighted more heavily to CosMx, with material CosMx revenue recognition expected to begin in 2023
•nCounter revenue, inclusive of all service revenue, of $83 to $84 million, as compared to previous guidance of $90 to $95 million
•Adjusted EBITDA loss of approximately $100 million, as compared to previous guidance of $75 to $85 million
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the tables at the end of this press release.

(dollars in thousands)	Three Months Ended September 30,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Product and service revenue	$29,466	$36,924	$29,466	$36,924
Collaboration revenue	75	226	—	—
Total revenue	29,541	37,150	29,466	36,924
Cost of product and service revenue	13,723	17,154	12,572	16,346
Gross Margin	53%	54%	57%	56%
Research and development	16,992	19,117	14,542	16,566
Selling, general and administrative	33,767	30,253	28,442	23,757
Adjusted EBITDA	N / A	N / A	$(26,090)	$(19,745)

Non-operating expense, net	(1,749)	(1,887)	(1,749)	(1,887)
Net loss	$(36,690)	$(31,261)	$(27,839)	$(21,632)

	Nine Months Ended September 30,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Product and service revenue	$92,305	$101,950	$92,305	$101,950
Collaboration revenue	535	680	—	—
Total revenue	92,840	102,630	92,305	101,950
Cost of product and service revenue	44,353	48,258	41,117	46,108
Gross Margin	52%	53%	55%	55%
Research and development	51,755	51,342	43,972	43,608
Selling, general and administrative	106,234	83,907	88,063	66,432
Adjusted EBITDA	N / A	N / A	$(80,847)	$(54,198)

Non-operating expense, net	(5,927)	(5,116)	(5,927)	(5,116)
Net loss	$(115,429)	$(85,993)	$(86,774)	$(59,314)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com/Investor Relations/Financials/Quarterly Results, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the third quarter and the nine months ended September 30, 2022 and for each quarter of and the full year of 2021.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://investors.nanostring.com/events-and-presentations/default.aspx. After registering, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning November 7, 2022 at 7:30pm ET through midnight ET on November 14, 2022. To access the replay, dial (866) 813-9403 or (929) 458-6194 and reference Conference ID: 931170. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. The company provides three platforms that allow researchers to map the universe of biology. The nCounter® Analysis System, cited in more than 6,100 peer-reviewed publications, offers a way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. NanoString’s GeoMx® Digital Spatial Profiler enables highly multiplexed spatial profiling of RNA and protein targets in various sample types, including FFPE tissue sections, and has been cited in approximately 160 peer-reviewed publications. The CosMx™ Spatial Molecular Imager, with commercial availability expected in 2022, enables highly sensitive, high-resolution imaging of hundreds to thousands of RNAs or proteins directly from single cells within morphologically intact whole tissue sections. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, future operating results, future cash flows, the impact of adjustments to our cost and organization structure, the impact of the COVID-19 pandemic on our operations and future financial performance, the impact of new products and expansion into new markets, the growth trajectory of our nCounter, GeoMx and CosMx franchises, the anticipated launch of new products and technology and our estimated 2022 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Instruments	$8,023	$14,495	$26,664	$38,056
Consumables	16,582	18,028	51,897	51,972
Services	4,861	4,401	13,744	11,922
Total product and service revenue	29,466	36,924	92,305	101,950
Collaboration	75	226	535	680
Total revenue	29,541	37,150	92,840	102,630
Costs and expenses:
Cost of product and service revenue	13,723	17,154	44,353	48,258
Research and development	16,992	19,117	51,755	51,342
Selling, general and administrative	33,767	30,253	106,234	83,907
Total costs and expenses (a) (b)	64,482	66,524	202,342	183,507
Loss from operations	(34,941)	(29,374)	(109,502)	(80,877)
Other income (expense):
Interest income	774	153	1,331	502
Interest expense	(1,887)	(1,876)	(5,650)	(5,614)
Other income expense, net	(579)	(223)	(1,286)	79
Total other expense, net	(1,692)	(1,946)	(5,605)	(5,033)
Net loss before provision for income taxes	(36,633)	(31,320)	(115,107)	(85,910)
Provision for income taxes	(57)	59	(322)	(83)
Net loss	$(36,690)	$(31,261)	$(115,429)	$(85,993)
Net loss per share, basic and diluted	$(0.79)	$(0.69)	$(2.49)	$(1.90)
Weighted average shares used in computing basic and diluted net loss per share	46,529	45,558	46,320	45,170

(a) Includes $5.5 million and $8.3 million of stock-based compensation expense for the three month period ended September 30, 2022, and 2021, respectively, and $19.6 million and $23.7 million for the nine months ended September 30, 2022 and 2021, respectively.

(b) Includes $1.6 million and $1.5 million of depreciation and amortization expense for the three month period ended September 30, 2022 and 2021, respectively, and $5.2 million and $4.3 million for the nine months ended September 30, 2022 and 2021, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$117,069	$107,068
Short-term investments	113,384	241,821
Accounts receivable, net	27,273	40,130
Inventory, net	45,761	31,486
Prepaid expenses and other	15,221	7,115
Total current assets	318,708	427,620
Property and equipment, net	40,374	27,043
Operating lease right-of-use assets	18,586	19,226
Other assets	5,932	5,592
Total assets	$383,600	$479,481
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,829	$14,283
Accrued liabilities	4,898	6,765
Accrued compensation and other employee benefits	14,733	17,466
Customer deposits	1,071	1,278
Deferred revenue and other liabilities, current portion	8,026	7,474
Operating lease liabilities, current portion	5,382	4,889
Total current liabilities	50,939	52,155
Deferred revenue and other liabilities, net of current portion	3,757	3,527
Long-term debt, net	226,250	225,144
Operating lease liabilities, net of current portion	19,726	21,693
Total liabilities	300,672	302,519
Total stockholders’ equity	82,928	176,962
Total liabilities and stockholders’ equity	$383,600	$479,481

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss - GAAP	$(36,690)	$(31,261)	$(115,429)	$(85,993)
Collaboration revenue	(75)	(226)	(535)	(680)
Stock-based compensation	5,519	8,284	19,644	23,689
Depreciation and amortization	1,647	1,467	5,151	4,347
Interest expense, net	1,113	1,723	4,319	5,112
Other (income) expense, net	579	223	1,286	(79)
Provision for income taxes	57	(59)	322	83
Other business development expenses	—	—	393	115
Litigation expenses	1,604	—	3,534	—
Recovery of certain previously remitted state and local taxes	—	—	—	(896)
Cloud computing arrangement implementation expenses	156	104	468	104
Adjusted EBITDA - non-GAAP	(26,090)	(19,745)	(80,847)	(54,198)
Non-operating expense, net	(1,749)	(1,887)	(5,927)	(5,116)
Net loss - non-GAAP	$(27,839)	$(21,632)	$(86,774)	$(59,314)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Total revenue	$29,541	$37,150	$92,840	$102,630
Collaboration revenue	(75)	(226)	(535)	(680)
Non-GAAP Total revenue	$29,466	$36,924	$92,305	$101,950

GAAP Cost of product and service revenue	$13,723	$17,154	$44,353	$48,258
Stock-based compensation	(740)	(631)	(2,015)	(1,656)
Depreciation and amortization	(411)	(177)	(1,221)	(494)
Non-GAAP Cost of product and service revenue	$12,572	$16,346	$41,117	$46,108

GAAP Gross Margin	53%	54%	52%	53%
Non-GAAP Gross Margin	57%	56%	55%	55%

GAAP Research and development	$16,992	$19,117	$51,755	$51,342
Stock-based compensation	(1,743)	(1,598)	(5,304)	(4,639)
Depreciation and amortization	(707)	(953)	(2,479)	(2,980)
Other business development activities	—	—	—	(115)
Non-GAAP Research and development	$14,542	$16,566	$43,972	$43,608

GAAP Selling, general and administrative	$33,767	$30,253	$106,234	$83,907
Stock-based compensation	(3,036)	(6,055)	(12,325)	(17,394)
Depreciation and amortization	(529)	(337)	(1,451)	(873)
Other business development activities	—	—	(393)	—
Litigation expenses	(1,604)	—	(3,534)	—
Recovery of certain previously remitted state and local taxes	—	—	—	896
Cloud computing arrangements implementation expense	(156)	(104)	(468)	(104)
Non-GAAP Selling, general and administrative	$28,442	$23,757	$88,063	$66,432